United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  January 23, 2013

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (“the Annual Meeting”) of Lannett Company, Inc. (the “Company”) held on January 23, 2013, one proposal was voted on by the Company’s stockholders.  The proposal is described in detail in the Company’s definitive proxy statement filed on December 18, 2012 in connection with the Annual Meeting.  A brief description of the proposal and the final results of the votes for the matter are as follows:

1.              The stockholders elected all five director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The number of votes cast for or withheld, for each nominee was as follows:

	Votes For	Votes Withheld
Jeffrey Farber	14,783,981	187,450

Arthur P. Bedrosian	14,744,945	226,486

Kenneth Sinclair	14,481,062	490,369

David Drabik	14,753,079	218,352

Paul Taveira	14,818,021	153,410

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer

Dated: January 25, 2013